JANUS ASPEN SERIES
JANUS INVESTMENT FUND
SECRETARY CERTIFICATE
The undersigned, being the Secretary of Janus Aspen Series (“JAS”), a trust with transferable shares of the type commonly called a Delaware statutory trust (a “Trust”), and the Secretary of Janus Investment Fund (“JIF”), a trust with transferable shares of the type commonly called a Massachusetts business trust (a “Trust” and, together with JAS, the “Trusts”), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of JAS by its Amended and Restated Trust Instrument dated December 29, 2005, and of JIF by its Amended and Restated Agreement and Declaration of Trust dated March 18, 2003, each as may be amended from time to time, and by the affirmative vote of a majority of the Trustees of each Trust, none of whom are “interested persons” of the Trusts (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended), at a meeting duly called and held on June 19, 2013, the following resolution was adopted:
RESOLVED, that, consistent with the recommendation of the Legal and Regulatory Committee, the Trustees of Janus Investment Fund and Janus Aspen Series (together, the “Trusts”) ratify amendments to the Trusts’ joint insured fidelity bond issued by ICI Mutual Insurance Company (the “Bond”), in the form of Riders 26, 27 and 28, in substantially the form presented in connection with this meeting.
IN WITNESS WHEREOF, the undersigned has set her hand and seal this 2nd day of August, 2013.

/s/ Stephanie Grauerholz-Lofton

Stephanie Grauerholz-Lofton, Secretary

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)
     BEFORE ME, the undersigned authority, on this day personally appeared Stephanie Grauerholz-Lofton, Secretary of Janus Aspen Series and Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 2nd day of August, 2013.

My Commission Expires:	/s/ Lynn M. Donaldson-Otto

06/16/2015	Lynn M. Donaldson-Otto Notary Public

[Notary Seal]